Exhibit 10.88

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of August 22, 2019 (this “Amendment”), with respect to that certain Term Loan Credit Agreement dated as of May 10, 2019 (as amended by Amendment No. 1 to Credit Agreement, dated as of June 6, 2019 and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”), among BRISTOW GROUP INC., a Delaware corporation (the “Lead Borrower”) and BRISTOW HOLDINGS COMPANY LTD. III, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Co-Borrower” and together with the Lead Borrower, the “Borrowers” and each, a “Borrower”), the Guarantors party thereto, each Lender from time to time party thereto and ANKURA TRUST COMPANY, LLC, as administrative agent and collateral agent for the Lenders (together with any successor agent appointed pursuant to the Credit Agreement, in such capacities, the “Administrative Agent”).

In consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.Defined Terms. All capitalized terms used but not defined herein shall have their respective meanings set forth in the Credit Agreement.

2.Amendments to the Existing Credit Agreement. Each of the parties hereto agrees that, effective as of the Amendment Effective Date (as defined below):

a.	Section 1.1 is hereby amended by adding the following definition in its entirety as follows:

““Pledged Aircraft” shall mean, collectively, the Pledged Aircraft and Aircraft-Related Collateral as each such term is defined in the applicable Aircraft Security Agreement (as amended, supplemented, restated or otherwise modified from time to time).”

3.Effectiveness. This Amendment will become effective upon the earliest date (the “Amendment Effective Date”) on which the Administrative Agent shall have received from (i) each Borrower an executed counterpart of this Amendment (or photocopies thereof sent by fax, pdf or other electronic means, each of which shall be enforceable with the same effect as a signed original) and (ii) the Lenders collectively representing the Required Lenders a written consent (which may be provided by any electronic means) to this Amendment in accordance with Section 10.2(b) of the Existing Credit Agreement.

4.Representations and Warranties. Each Borrower represents and warrants as of the date hereof that, after giving effect to this Amendment, no Event of Default will have occurred and be continuing on such date.

5.Continuing Effect of the Credit Agreement. This Amendment is limited solely to the matters expressly set forth herein and does not constitute an amendment, waiver or consent to any provision of the Credit Agreement other than as set forth in Section 2 hereof, provided further, that the Borrower hereby agrees that this Amendment shall not be deemed to amend, waive, modify or otherwise alter or reduce any rights of the Lenders to diminution in the value of the Collateral in the Cases that were filed by the Debtors on May 11, 2019 with respect to any Collateral that is released or de-registered from the applicable Jurisdiction of Registration in reliance on this Amendment or the Cash Collateral Order entered as docket number 312 in the Cases and any protections provided therein.  Except as expressly set forth in this Amendment, the Credit Agreement remains in full force and effect, and each Borrower and the Lenders acknowledge and agree that all of their respective obligations hereunder and under the Credit Agreement shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment except to the extent specified herein.  From and after the Amendment Effective Date, each reference in the Credit Agreement and in any exhibits attached thereto to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement after giving effect to this Amendment.

6.Miscellaneous. Each Borrower acknowledges and agrees that, (i) each Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms following the execution of this Amendment and after giving effect thereto, (ii) the Security Documents do, and all of the Collateral does, and in each case shall continue to, secure the payment of all Secured Obligations on the terms and conditions set forth in the Security Documents, and hereby ratifies the security interests granted by it pursuant to the Security Documents and (iii) this Amendment shall not be considered a novation.

7.Miscellaneous. The provisions of Sections 10.3 (Expenses; Indemnification), 10.5 (Governing Law; Jurisdiction; Consent to Service of Process), 10.6 (Waiver of Jury Trial), 10.8 (Counterparts; Integration), 10.9 (Survival), 10.10 (Severability) and 10.11 (Confidentiality) of the Credit Agreement shall apply with like effect to this Amendment.

This Amendment shall constitute a “Loan Document” for all purposes under the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

BRISTOW GROUP INC., as Lead Borrower
By:	/s/ Geoffrey L. Carpenter
Name:Geoffrey L. Carpenter
Title: Vice President and Treasurer

BRISTOW HOLDINGS COMPANY LTD. III, as Co-Borrower
By:	/s/ Geoffrey L. Carpenter
Name:Geoffrey L. Carpenter
Title: Vice President and Treasurer

ANKURA TRUST COMPANY, LLC, as Administrative Agent
By:	/s/ Michael J. Fey
Name: Michael J. Fey
Title: Managing Director